UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

CHARAH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive Louisville, Kentucky	40299
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (502) 245-1353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreement.

Stock Purchase Agreement

On August 6, 2021, Charah Solutions, Inc. (the “Company,” “we,” “us” or “our”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), by and between the Company and B. Riley Securities, Inc. (the “Investor”), whereby the Company agreed to issue and sell to Investor, and Investor agreed to purchase from the Company, 2,888,889 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $4.50 per share for an aggregate purchase price of approximately $13.0 million (the “Private Placement”). The Private Placement closed on August 6, 2021 (the “Closing”). The issuance of the Common Stock was offered and sold in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933 (the “Act”). Pursuant to the Investor Rights Agreement (as defined below), the Company has agreed to register the resale of such shares of Common Stock under the Act.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Investor Rights Agreement

Pursuant to the terms of the Stock Purchase Agreement, on August 6, 2021, the Company, the Investor and B. Riley Financial, Inc. (“B. Riley”) entered into an Investor Rights Agreement (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, for so long B. Riley and its affiliates beneficially own at least 4% of the outstanding shares of Common Stock, B. Riley is entitled to nominate one Class I Director (the “B. Riley Nominee”) to the Company’s board of directors (the “Board”), who shall initially be Kenneth M. Young. For so long as affiliates of B. Riley beneficially own at least 3% of the outstanding shares of Common Stock (based on the number of shares of Common Stock outstanding immediately following the Closing plus any equity issuances under the Company’s equity plans, but without regards to any subsequent equity issuances) and if no B. Riley Nominee is serving on the Board, B. Riley has the right to appoint one Board observer. In addition, the Investor or any of its affiliates holding the shares of Common Stock issued pursuant to the Stock Purchase Agreement have certain demand and piggy-back registration rights with respect to such shares. The Investor and its affiliates have also agreed to certain customary standstill covenants.

The form of the Investor Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference, and the foregoing summary of the Investor Rights Agreement is qualified in its entirety by reference to Exhibit 4.1.

Credit Agreement Amendment and Waiver

On August 3, 2021, the Company entered into the Amendment No. 5 to Credit Agreement and Waiver (the “Amendment”), among the Company, as borrower, Bank of America, N.A., as administrative agent for the lenders, the lenders party thereto, and the guarantors party thereto, which amended our Credit Agreement dated as of September 21, 2018 (as amended, restated, supplemented or otherwise modified from time to time) to, among other things, revise the financial covenant ratios such that, after giving effect to the Amendment, the maximum consolidated net leverage ratio was increased from 4.80 to 1.00 to 5.50 to 1.00 for the measurement period ending September 30, 2021 and thereafter will step-down to 4.50 to 1.00 for the measurement period beginning October 1, 2021 through December 30, 2021 and 3.50 to 1.00 for the measurement period beginning December 31, 2021 and thereafter, and the minimum consolidated fixed charge coverage ratio was decreased from 1.20 to 1.00 to 1.10 to 1.00 for the measurement period ending September 30, 2021 and thereafter will increase to 1.20 to 1.00 for each measurement period thereafter. The lenders party to the Amendment also waived the Company’s non-compliance with the financial covenant ratios for the measurement period ended June 30, 2021.

As consideration for the Amendment, the Company made an additional prepayment of $5.0 million of outstanding loans under the credit facility. The Company also accelerated payment of a previously accrued $2.0 million work fee associated with Amendment No. 3 to the Credit Agreement, which otherwise would have been due at maturity in 2022.

The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

On August 3, 2021, the Board approved an increase in the size of the Board from eight to nine members, to be effective upon the Closing. In connection with the Closing and immediately upon Closing, the size of the board was increased to nine members, and Kenneth M. Young, as the B. Riley Nominee under the Investor Rights Agreement, was appointed to the Board as a Class I Director with a term expiring at the Company’s 2022 Annual Meeting of Stockholders. Mr. Young is President of B. Riley Financial Inc. and Chief Executive Officer of B. Riley Principal Investments, a wholly-owned subsidiary of B. Riley Financial, Inc. In connection with his appointment, Mr. Young will receive from the Company a pro-rated portion of the annual cash retainer and equity award, in accordance with the Company’s standard compensation arrangements for non-employee directors, as described in the Company’s definitive proxy statement for its 2021 annual meeting, filed with the Securities and Exchange Commission. There are no other related party transactions between the Company and Mr. Young that would require disclosure under Item 404(a) of Regulation S-K.

On August 6, 2021, the Company entered into its standard form of director and officer indemnification agreement with Mr. Young, which requires the Company to indemnify these individuals to the fullest extent permitted by the General Corporation Law of the State of Delaware, the form of which was previously filed by the Company as Exhibit 10.2 to the Company’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on May 18, 2018.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Investor Rights Agreement, dated as of August 6, 2021, by and among Charah Solutions, Inc., B. Riley Securities, Inc. and B. Riley Financial, Inc.

10.1	Stock Purchase Agreement, dated as of August 6, 2021, by and among Charah Solutions, Inc. and the purchaser named on Schedule A thereto.

10.2	Amendment No. 5 to Credit Agreement and Waiver, dated as of August 3, 2021, among Charah Solutions, Inc., as borrower, Bank of America, N.A., as administrative agent for the lenders, the lenders party thereto, and the guarantors party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date: August 9, 2021	By:	/s/ Scott A. Sewell
	Name:	Scott A. Sewell
	Title:	President and Chief Executive Officer